Exhibit 10.5

SEVERANCE AGREEMENT

This Severance Agreement (the “Agreement”) is made and entered into as of this 31st day of July, 2002 (the “Effective Date”), by and between META Group, Inc., a Delaware corporation (the “Company”), and Dale Kutnick (the “Executive”).

WHEREAS, Executive is employed by Company and possesses intimate and essential knowledge about Company and its operations;

WHEREAS, in order to induce Executive to provide assistance to a new Chief Executive Officer (“CEO”), Company agrees to provide certain payments and benefits to Executive subject to the terms hereof and as stated herein, and Executive desires to be so induced;

WHEREAS, Company and Executive desire to set forth in writing the terms and conditions of their agreement with respect to Company’s provision of such payments and benefits;

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:

1.                                       Definitions.  As used in this Agreement, the following terms shall have the meanings set forth herein:

a.             “Cause” shall mean conduct involving one or more of the following:

(i)             the Executive’s gross negligence or willful misconduct which results in material financial detriment to the Company;

(ii)            breach of the Executive’s fiduciary duty to the Company which results in material detriment to the Company;

(iii)           the Executive being charged or indicted for a felony relating to the business of the Company involving moral turpitude, embezzlement, fraud or dishonesty provided, however, in the event Executive is acquitted of such felony or the charges are dismissed, subject to all of the other provisions of this Agreement, a termination for Cause solely pursuant to this Section 1(a)(iii) that occurred in connection with such felony shall be deemed instead to be a termination without Cause for the purposes of Section 5;

(iv)          the Executive’s deliberate disregard of the rules or policies of the Company which results in a material, financial loss, damage or injury to the Company (it being understood that the Company acknowledges that Executive intends to take vacation time for all of August 2002);

(v)           the Executive’s unauthorized disclosure of any trade secret or confidential information of the Company which results in material detriment to the Company;

(vi)          commission of an act by the Executive which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company, in each case only if such act results in a material detriment to the Company; or

(vii)         the Executive’s willful and material breach of this Agreement (other than as a result of incapacity due to death or Disability) and/or any other agreement described herein which results in material financial detriment to Company.

b.             “Disability” shall be defined as in Section 10.B of the META Group, Inc. Second Amended And Restated 1995 Stock Plan, as may be amended and restated from time to time (the “Stock Plan”) and is incorporated by reference herein.

2.                                       At-Will Status.  Notwithstanding any provision of this Agreement, Executive is employed at-will, which means that Executive or the Company may terminate Executive’s employment at any time, with or without notice, for any or no reason, provided, however, that the Company may not terminate Executive’s employment (other than for Cause) or his position as Chairman of the Board of Directors of the Company prior to the date that is 30 days from the Effective Date; provided, further, that the foregoing shall be subject to the terms of Section 5 hereof.

3.                                       Transition of Positions.  Effective as of the date on which a replacement CEO of the Company is appointed, Executive will resign from the positions of Chief Executive Officer and Acting President of the Company and all duties associated with such positions.

4.                                       Salary, Bonus, Options, Stock Liquidity Rights and Attorneys’ Fees.

a.             Salary.  Executive’s base salary (“Base Salary”) may be modified at any time and from time to time by the Compensation Committee of the Board of Directors of the Company, provided, however, that (x) no reduction of Base Salary may be made prior to the date that is 30 days from the Effective Date and (y) any reduction of Base Salary shall be made only upon 10 days’ prior written notice to Executive.  For any period after the Effective Date during which Executive remains employed with the Company hereunder, the Base Salary shall be payable in conformity with the Company’s customary payroll practices for executive compensation as such practices may be modified from time to time.  Currently, executive salaries are paid on a bi-weekly basis.

b.             Signing Bonus.  On the first payroll date following the Effective Date, the Company will pay Executive a lump sum bonus in the amount of $82,000 for executing this Agreement.

c.             2002 Bonus.  The Company will pay at least 50% of Executive’s 2002 Target Bonus amount for the fiscal year ending December 31, 2002, which shall be paid at the

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same time and in the same manner as Target Bonuses for the same time period are generally paid to the Company’s senior executives (but in no event later than April 30, 2003).  The Executive’s “2002 Target Bonus,” and the determination of whether to pay Executive more than 50% of the 2002 Target Bonus, shall be established by the Compensation Committee of the Board of Directors of the Company in its sole discretion; provided that the Company shall not reduce the dollar amount of the 2002 Target Bonus currently in effect.

d.             Option Grant.  Subject to the terms, conditions and restrictions of the Stock Plan and the Company’s standard non-qualified stock option agreement, a form of which is attached hereto as Exhibit A, the Executive shall be granted an option as soon as practicable on or after August 9, 2002, but in any event within one week thereof (the “Grant Date”), to purchase 50,000 shares of common stock, $.01 par value per share, of the Company, at an exercise price per share equal to the price of the Company’s common stock at the close of business on the Grant Date, with such option granted as a non-qualified stock option.

e.             Amendment of Option Terms.  Simultaneously with the execution of this Agreement, the Company and the Executive will enter into an agreement (or agreements) substantively in the form attached hereto as Exhibit B to amend the Executive’s currently outstanding options, including the option grant described in Section 4(d) above, to purchase common stock, $.01 par value per share, of the Company, to provide for accelerated vesting under certain circumstances and an extension of the exercise period of such options (the “Option Amendment Agreement(s)”).

f.              Stock Liquidity Rights for Purchased Shares and Vested Options. As soon as practicable after the execution of this Agreement, the Company and the Executive will enter into a registration rights agreement substantively in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

g.             Attorneys’ Fees.  Within 30 days of receipt of an invoice therefor, the Company shall pay to counsel to Executive all reasonable legal fees incurred by Executive associated with the negotiation and execution of this Agreement up to $4,000.00.

5.                                       Severance Benefits.  In the event Executive’s employment is terminated:

(x)                                   by the Company without Cause,

(y)                                 in the event of Executive’s death or Disability, or

(z)                                   on or after the date that is 30 days from the Effective Date and provided that no facts or circumstances that would constitute Cause exist at such time, by Executive for any reason, and, in each case, the Executive (or in the event of the Executive’s death or Disability, the executor of the Executive’s estate or the Executive’s guardian, as the case may be) executes a comprehensive release agreement in the form attached hereto as Exhibit D and the revocation period of such release expires without the Executive having exercised his revocation rights, the Company shall provide the following severance benefits, without duplication:

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a.             Salary Continuation.  Subject to Section 8, the Company will pay Executive severance payments in the form of salary continuation at the Executive’s then current Base Salary rate for one (1) year; provided that if notice is given of a reduction of Base Salary pursuant to the proviso of Section 4(a) and Executive terminates his employment with the Company during the 10-day period referenced in such section, for the sake of clarity the reference to “then current Base Salary” in the first part of this sentence shall mean Executive’s Base Salary in effect immediately prior to the reduction that is the subject of the notice.  Such severance payments shall be payable on a bi-weekly or other basis in conformity with the Company’s customary practices for executive compensation as such practices may be modified from time to time.

b.             Target Bonus.  Subject to Section 8, the Company will pay Executive one hundred percent (100%) of Executive’s Target Bonus amount for the fiscal year in which Executive’s employment terminates regardless of whether Executive or Company in fact attained the Target Bonus for that year.  In the event the Executive’s employment terminates in the fiscal year ending December 31, 2002, the bonus payment described in Section 4(c) hereof shall be credited against the payment described in this Section 5(b).  The Target Bonus amount to be paid to the Executive under this Section 5(b) shall be paid at the same time and in the same manner as Target Bonuses for the same time period are paid to the Company’s senior executives.  The Executive’s “Target Bonus” shall be established by the Compensation Committee of the Board of Directors of the Company in its sole discretion; provided, that if Target Bonus amounts established for 2003 or any future year are for dollar amounts less than that of the immediately preceding year (the “Prior Year”), the Compensation Committee of the Board of Directors shall give Executive at least 10 days’ prior written notice thereof before such lesser amount is set; and, for the purposes of calculating payments to be made under this Section 5(b) after a termination by Executive pursuant to Section 5(z) during the 10-day period referenced in this sentence, notwithstanding the first sentence hereof payments made pursuant to such sentence shall not be less than 100% of Executive’s Target Bonus amount payable with respect to the Prior Year.

c.             Health Insurance.  In the event the Executive elects, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), to continue coverage under the Company’s group medical and/or dental plans after the termination of his employment, the Company will pay the premiums for such COBRA coverage for the shorter period of (x) one year or (y) until the date upon which the Executive’s eligibility for COBRA coverage ceases.  Thereafter, Executive shall be solely responsible for timely payment of COBRA premiums.

6.                                       Termination For Cause.  Subject to Section 8, if Executive’s employment is terminated at any time for Cause or any other termination of Executive’s employment other than those entitling Executive to the benefits set forth under Section 5, Executive shall not be entitled to, and shall not receive, any severance benefits under this Agreement, but shall be paid for all salary and for all accrued, but unused, vacation time earned through the date of termination.

7.                                       Taxes.  All payments and benefits described in this Agreement shall be subject to any and all applicable federal, state and local withholding, payroll, income and other taxes.

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8.                                       Payments Upon Dispute.

a. Subject to the other provisions of this Section 8, if the Executive breaches Section 1 of his existing Employee Noncompetition, Nondisclosure and Developments Agreement (the “Noncompetition Agreement”) and/or materially breaches his obligations under the Noncompetition Agreement (other than Section 1) or this Agreement (each such case, a “Breach”) the Company may immediately cease payment to Executive of 50% of any severance and other compensation and benefits described in this Agreement to which Executive is otherwise entitled hereunder but shall continue to make payments to the Executive of 50% of any severance and other compensation and benefits described in this Agreement to which Executive is otherwise entitled hereunder.

b. Subject to the other provisions of this Section 8, upon the Company’s termination of Executive where the Company asserts that such termination has been for Cause, the Company (x) nevertheless agrees that it will pay Executive 50% of all payments that Executive would otherwise be entitled to receive under Sections 5(a)-(c) hereof if Executive’s employment with the Company had been terminated without Cause and (y) shall be entitled to withhold from payment to Executive 50% of all payments that Executive would otherwise be entitled to receive under Sections 5(a)-(c) hereof if Executive’s employment with the Company had been terminated without Cause.

c. Subject to the following two sentences, the Company’s right to withhold payments and the agreement to continue payments to Executive pursuant to Sections 8(a) and (b) shall be without duplication and shall continue until no later than the resolution of whether or not a Breach or a Cause event has occurred, as the case may be, by mutual agreement of the parties or an arbitration award issued in accordance with Section 13, whichever is earlier (“Resolution”).  Upon the occurrence of a Resolution that confirms a Breach or the existence of Cause, all amounts paid to Executive pursuant to such sections of this Agreement (along with any other payments made by the Company to Executive after the date of the Breach, if applicable) shall be immediately returned by Executive to the Company.  Upon the occurrence of a Resolution that does not confirm such a Breach or existence of Cause, the Company shall within 5 business days make a lump sum payment to Executive of all amounts it has withheld under Sections 8(a) or (b).

d.  For the sake of clarity, payments made pursuant to Sections 8(a) and 8(b) shall be made at such times and on such terms (other than with respect to the percentages to be paid) as are set forth in the applicable subsections of Section 4 and 5 hereunder; provided, however, that the term in Section 5 requiring a release agreement shall not require a release of any arbitration claim related to the breach or Cause event giving rise to obligations under this Section 8.

9.                                       Survival of Obligations.  The obligations of the Executive under the Noncompetition Agreement expressly survive any termination of the Executive’s employment, regardless of the manner of such termination, or termination of this Agreement.

10.                                 Nondisparagement.  Except for communications solely to Board members, Executive agrees not to make disparaging or otherwise detrimental comments to any person or entity concerning the Company, its officers, directors, trustees, employees, subsidiaries or affiliates; the products, services or programs provided or to be provided by the Company; the business affairs or the financial condition of the Company; or the circumstances surrounding the

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Executive’s employment and/or termination of employment.  The Company shall use commercially reasonable efforts to cause the members of the Board of Directors of the Company not to make disparaging or otherwise detrimental comments to any third person or entity concerning Executive or the circumstances surrounding the Executive’s employment and/or termination of employment (it being understood that communications among solely Board members or at meetings of the Board or its committees at which only Board members (and invited executive officers or agents of the Company (such as counsel)) are present shall not constitute breach of this sentence).  Notwithstanding the foregoing, the parties agree that this Section 10 shall not apply in connection with enforcing rights under this Agreement or as required by court order, law, rule, regulation or legal process.

11.                                 Confidentiality.  Except as publicly disclosed by the Company or as required by law, rule or regulation or pursuant to legal process, Executive agrees to maintain confidentiality concerning the dollar amount and all other terms of this Agreement, provided, however, that Executive may discuss or otherwise reveal the terms of this Agreement with his immediate family and accountants or attorneys when such disclosure is necessary for such accountants and attorneys to render professional services.  Prior to any such disclosure to Executive’s accountants or attorneys, Executive shall secure from such accountants or attorneys their agreement to maintain the confidentiality of such matters.  The Company may disclose the terms of this Agreement and file this Agreement as required by law, rule, or regulation or pursuant to legal process.

12.                                 Resignation.  Upon termination of employment for any reason, Executive shall immediately submit his written resignation from all of his (i) officer positions with the Company, (ii) officer and director (or equivalent) positions with any of the Company’s subsidiaries or affiliates and (iii) officer and director (or equivalent) positions with any entity with respect to which the Company is an investor or a lender, and all duties associated with such positions.

13.                                 Governing Law/Interpretation; Resolution of Disputes.  Executive and the Company agree that this Agreement and any claims arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such State, without giving effect to the principles of conflicts of laws thereof.  Any claim arising out of or relating to any relationship between Executive and the Company or any termination thereof, whether or not arising out of or relating to this Agreement, shall be resolved by binding confidential arbitration, to be held in Stamford, CT in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.   The arbitration award shall be final and binding on the parties and enforceable by either party in a court of competent jurisdiction in the State of Connecticut.  Exclusive jurisdiction over entry of judgment upon any arbitration award rendered shall be in any court of appropriate subject matter jurisdiction in the State of Connecticut and the parties by this Agreement expressly subject themselves to the personal jurisdiction of said court for the entry of any such judgment, for the resolution of any dispute, action, or suit arising in connection with the entry of such judgment or to enforce the award as stated in the previous sentence.  The costs of the arbitration shall be borne equally by the Company and the Executive and the person or entity against whom the arbitrator rules shall be responsible for promptly reimbursing the other party for his or its

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reasonable attorneys’ fees incurred in connection with the arbitration (upon submission of reasonable documentation therefor).

14.                                 Entire Agreement.  This Agreement shall constitute the sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes and cancels all prior, concurrent and/or contemporaneous arrangements, understandings, promises, offers, agreements and/or discussions, including, but not limited to, those concerning employment agreements and/or severance benefits, whether written (including, without limitation, electronic mail) or oral, by or between the parties, regarding the subject matter hereof; provided, however, that this Agreement is not intended to, and shall not, supersede, affect, limit, modify or terminate any of the following, all of which shall remain in full force and effect in accordance with their respective terms:  (i) the Noncompetition Agreement; (ii) all option agreements; (iii) the Option Amendment Agreement(s); and (iv) the Registration Rights Agreement.

15.                                 Assignment.  Executive acknowledges that the services to be rendered hereunder are unique and personal in nature.  Accordingly, Executive may not assign any rights or delegate any duties or obligations under this Agreement.  The rights and obligations of the Company under this Agreement shall automatically be assigned to the successors and assigns of the Company, and shall inure to the benefit of, and be binding upon, such successors and assigns, as well as Executive’s heirs and representatives.  The Company may not assign any rights or delegate any duties or obligations under this Agreement except to a person or entity that is an assignee or successor to its business by merger, sale of all or substantially all of its assets, or otherwise.

16.                                 Notices.  All notices required hereunder shall be in writing and shall be delivered in person, by facsimile or by certified or registered mail, return receipt requested, and shall be effective upon sending if by facsimile, or upon receipt if by personal delivery or certified or registered mail.  All notices shall be addressed as follows or to such other address as the parties may later provide in writing:

if to the Company:  to the attention of the Chairman, Compensation Committee of the Board of Directors, META Group Inc., 208 Harbor Drive, Stamford, CT  06912

if to Executive:  at the home address specified on the signature page of this Agreement.

17.                                 Severability/Reformation.  If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby, and this Agreement shall be construed and reformed to the maximum extent permitted by law.  The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

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18.                                 Modification. This Agreement and the rights, remedies and obligations contained in any provision hereof may be modified or waived only in accordance with this Section 18.  No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement.  This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by a written instrument signed by both parties

19.                                 Survival of Obligations and Rights.  The rights and obligations contained herein shall survive the termination of Executive’s employment for any reason if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision.

20.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21.                                 Section Headings.  The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

META GROUP, INC.

By:	/s/ Michael Simmons

Title:	Compensation Committee Chairman

/s/ Dale Kutnick
DALE KUTNICK

23 Sherman Turnpike
Redding, CT 06875

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Exhibit A

[FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT]

META Group, Inc., a Delaware Corporation (the “Company”), hereby grants as of         , 2001 to you (the “Optionee”), an option to purchase shares (the “Option Shares”) of its Common Stock, $.01 par value (“Common Stock”), at the price of $      per share.  The quantity of Option Shares granted and vesting schedule is defined on the cover page, hereof.  The Option Shares are granted on the following terms and conditions:

1.                                      Grant Under Second Amended and Restated 1995 Stock Plan.  This option is granted pursuant to and is governed by the Company’s Second Amended and Restated 1995 Stock Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.  Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.                                      Grant as Non-Qualified Option; Other Options.  This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

3.                                      Vesting of Option if Business Relationship Continues.  If the Optionee continues to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship with the Company”) through the dates listed under the column entitled “Full Vest” on the cover page hereof, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date.

Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable.  The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee ceases to maintain or be involved with a Business Relationship the Company and all Related Corporations [or dissolves during the term of the Business Relationship]) may be exercised up to and including the date that is ten years from the date this option is granted.

4.                                      Termination of Business Relationship.

(a)           Termination Other than for Cause:  If the Optionee’s Business Relationship with the Company and all Related Corporations is terminated, other than by reason of death, disability or dissolution as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of 90 days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date.  In such a case, the Optionee’s only rights hereunder shall be those that are properly exercised before the termination of this option.

(b)           Termination for Cause:  If the Optionee’s Business Relationship with the Company is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

(c)           Definition of Cause:  “Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of the Optionee’s Business Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to break a contract with the Company or Related Corporation.

5.                                      Death; Disability; Dissolution.

(a)           Death:  If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, the Optionee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9 hereof may exercise this option, to the extent this option is otherwise exercisable on the date of the Optionee’s death, at any time within one year after the date of death, but not later than the scheduled expiration date.

(b)           Disability:  If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 180 days after such termination, but not later than the scheduled expiration date.

(c)           Effect of Termination:  At the expiration of such 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

(d)           Dissolution:  If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event (and shall thereafter not be exercisable to any extent whatsoever),

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and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

6.                                      Partial Exercise.  This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment.  Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

7.                                      Payment of Price.

(a)           Form of Payment:  The option price shall be paid in the following manner:

(i)                  in cash or by check;

(ii)                 subject to paragraph 7(b) below, by delivery of shares of the Company’s Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

(iii)                by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv)                by any combination of the foregoing.

(b)           Limitations on Payment by Delivery of Common Stock:  If the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.  Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

(c)           Permitted Payment by Recourse Note:  In addition, if this paragraph is initialed below by the person signing this Agreement on behalf of the Company, the option price may be paid by delivery of the Optionee’s three-year personal recourse promissory note bearing

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interest payable not less than annually at the applicable Federal rate, as defined in Section 1274(d) of the Code.

(initials)

8.                                      Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.   Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option is exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship).  If any person or persons other than the Optionee exercises this option pursuant to Section 5 hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9.                                      Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution or pursuant to a valid domestic relations order.  Except as set forth in the preceding sentence, during the Optionee’s lifetime, only the Optionee may exercise this option.

10.                               No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

11.                               No Obligation to Continue Business Relationship.  Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

12.                               No Rights as Stockholder until Exercise.  The Optionee has no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 9.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13.                               Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

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14.                               Withholding Taxes.  If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax.  At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option.  The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee shall make reimbursement on demand, in cash, for the amount underwithheld.

15.                               Lock-up Agreement.  The Employee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 270 days after the effectiveness of the Registration Statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company’s directors and officers agree to be similarly bound.  The lock-up agreement established pursuant to this paragraph 16 shall have perpetual duration.

16.                               Arbitration.  Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the State of Connecticut, pursuant to the rules then pertaining of the American Arbitration Association.  Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17.                               Provision of Documentation to Employee.  By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

18.                               Miscellaneous.

(a)  Notices:  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below.  The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b)  Entire Agreement; Modification:  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

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(c)  Severability:  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d)  Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e)  Governing Law:  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.  The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

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Exhibit B

AMENDMENT

TO

OPTION AGREEMENTS

This AMENDMENT is entered into as of July 31, 2002 (the “Amendment”) by and between META Group, Inc., a Delaware corporation (the “Company”), and Dale Kutnick (“Kutnick”).

WHEREAS, the Company and Kutnick have entered into a Severance Agreement dated as of the date hereof that sets forth the terms and conditions of their agreement with respect to META’s provision of certain payments and benefits to Kutnick (the “Severance Agreement”);

WHEREAS, the Company and Kutnick wish to amend the terms of all stock options held by Kutnick as of the date hereof and the stock option agreements related thereto, including but not limited to those agreements listed on Exhibit A hereto (each an “Option Agreement” and collectively the “Option Agreements”);

NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Kutnick agree as follows:

1.                                       The term “Agreement” as used in each Option Agreement shall be deemed to refer to each Option Agreement as amended hereby.

2.                                       Section 3 of each Option Agreement is hereby amended to read in its entirety as follows:

Vesting of Option if Employment Continues; Acceleration on Certain Events.

(a)           Subject to Section 3(b), if the Employee has continued to be employed by the Company or any Related Corporation through the relevant vesting dates as set forth herein, the Employee may exercise this option for the number of shares of Common Stock which have vested as of such date.

(b)           In addition to the foregoing, but subject to Section 4, (i) if the Employee’s employment with the Company and all Related Corporations is terminated (x) by the Company without “Cause” (as defined in the Severance Agreement between the Company and Employee dated as of July 31, 2002 (the “Severance Agreement”)), (y) in the event of the Employee’s death or Disability, or (z) on or after the date that is 30 days from the Effective Date (as defined in the Severance Agreement) and provided that no facts or circumstances that would constitute

Cause then exist, by Employee for any reason, and, in each case, the Employee (or in the event of the Employee’s death or Disability, the executor of the Employee’s estate or the Employee’s guardian, as the case may be) executes the Release attached as Exhibit D to the Severance Agreement (the “Release Agreement”) and the revocation period of such Release Agreement has expired without the Employee having exercised his revocation rights, or (ii) upon a “Change of Control” (as defined below), then, in each case, this option shall become exercisable for an additional number of Option Shares, if any, equal to the total number of Option Shares with respect to which this option is not yet exercisable at the time of any such termination or Change of Control, as the case may be.

(c)           Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, further accelerate the date that any installment of this Option becomes exercisable.  The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company and all Related Corporations) may be exercised on or before the date which is five years from the date this option is granted.

(d)           “Change of Control” shall mean:  (i) the sale of the Company by merger, exchange, tender offer or similar transaction in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the Board in its sole discretion.

3.                                       Section 4 of each Option Agreement is hereby amended to read in its entirety as follows:

Termination of Employment.

(a)           Termination Other Than for Cause:  If the employment of the Employee is terminated due to the Employee’s voluntary resignation of his employment for any reason (other than a resignation specified in subsection (i) of the next sentence), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) after the passage of 90 days from the Employee’s last day of employment, but in no event later than the scheduled expiration date.  If the employment of the Employee is terminated (i) due to the Employee’s voluntary resignation of his employment for any reason on or after the date that is 30 days from the Effective Date and provided no facts or circumstances that would constitute Cause then exist or (ii) by the Company without Cause, in each case no further installments of this option shall become exercisable (other than as specified in Section 3(b)), and this option shall terminate (and may no longer be exercised) after the passage of two years from the Employee’s last day of employment, but in no event later than the scheduled expiration date.

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In the foregoing cases, the Employee’s only rights hereunder shall be those that are properly exercised before the termination of this option.

(b)           Termination for Cause or Breach of Severance Agreement:  Notwithstanding the provisions of Sections 3 and 4, if the employment of the Employee is terminated for Cause or Employee breaches Section 1 of the “Noncompetition Agreement” (as defined in the Severance Agreement) and/or materially breaches his obligations under the Noncompetition Agreement (other than Section 1) or the Severance Agreement, this option shall terminate upon the Employee’s receipt of written notice of such termination or breach and shall thereafter not be exercisable to any extent whatsoever.

4.                                       Section 5 of each Option Agreement is hereby amended to read in its entirety as follows:

Death; Disability.

(a)           Death:  If the Employee dies while in the employ of the Company or any Related Corporation, the Employee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9 hereof may exercise this option, to the extent this option is otherwise exercisable on the date of the Employee’s death (taking into account Section 3(b)), at any time within two years after the date of death, but not later than the scheduled expiration date.

(b)           Disability:  If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her “Disability” (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of such cessation of his or her employment (taking into account Section 3(b)), at any time within two years after such cessation, but not later than the scheduled expiration date.

(c)           Effect of Termination:  At the expiration of the two-year period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

5.                                       Kutnick acknowledges that this Amendment and/or the exercise of options to purchase common stock, $.01 par value per share, of the Company under any Option Agreement may cause adverse tax consequences to Kutnick, including, without limitation, the possibility that options originally granted as incentive stock options may cease to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and that the Company may withhold from Kutnick’s wages or other remuneration an amount of tax required to be withheld, if any, in connection with the exercise of such options.

6.                                       This Amendment shall be effective as of the date hereof and, except as set forth herein, the Option Agreements shall remain in full force and effect and shall be otherwise unaffected hereby.

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7.                                       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.                                       This Amendment may be memorialized, at the Company’s option, as a separate amendment to the Option Agreements or included in amended and restated Option Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

META GROUP, INC.

By:	/s/ Michael Simmons
Name:	Michael Simmons
Title:	Compensation Committee Chairman

/s/ Dale Kutnick
Dale Kutnick

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Exhibit A:  Option Agreements

1.               Non-Qualified Stock Option Agreement dated April 3, 1997 by and between Dale Kutnick and META Group, Inc.

2.               Incentive Stock Option Agreement dated January 13, 1998 by and between Dale Kutnick and META Group, Inc.

3.               Non-Qualified Stock Option Agreement dated January 13, 1998 by and between Dale Kutnick and META Group, Inc.

4.               Non-Qualified Stock Option Agreement dated April 16, 1999 by and between Dale Kutnick and META Group, Inc.

5.               Non-Qualified Stock Option Agreement dated April 16, 1999 by and between Dale Kutnick and META Group, Inc.

6.               Incentive Stock Option Agreement dated April 6, 2000 by and between Dale Kutnick and META Group, Inc.

7.               Non-Qualified Stock Option Agreement dated May 10, 2001 by and between Dale Kutnick and META Group, Inc.

8.               Non-Qualified Stock Option Agreement dated September 24, 2001 by and between Dale Kutnick and META Group, Inc.

9.               Non-Qualified Stock Option Agreement dated April 23, 2002 by and between Dale Kutnick and META Group, Inc.

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Exhibit C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement dated as of July 31, 2002 (the “Agreement”) by and between META Group, Inc., a Delaware corporation (“META”), and Dale Kutnick (“Kutnick”):

WITNESSETH:

WHEREAS, META and Kutnick have entered into a Severance Agreement dated as of the date hereof that sets forth the terms and conditions of their agreement with respect to META’s provision of certain payments and benefits to Kutnick (the “Severance Agreement”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, Kutnick desires to have, and META is willing to grant to Kutnick, certain rights to have registered for resale to the public (i) shares of META’s common stock, $.01 par value per share (the “Common Stock”), owned by Kutnick or by Kutnick as custodian for Kyja Kutnick, Toren G. Kutnick or Varyk G. Kutnick and (ii) certain shares of Common Stock received by Kutnick pursuant to the exercise of options to purchase Common Stock;

NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, META and Kutnick agree as follows:

ARTICLE I

DEFINITIONS AND EFFECTIVENESS

1.1                                 Common Definitions.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Severance Agreement shall have the meanings assigned to them in the Severance Agreement.

1.2                                 Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Holder” shall mean each of Kutnick or Kutnick as custodian for Kyja Kutnick, Toren G. Kutnick or Varyk G. Kutnick, provided that each person continues to hold Registrable Shares, and all other holders of Registrable Shares, provided that each such holder received such Registrable Shares in accordance with Section 2.8 hereof.

“Registration Expenses” means the expenses incurred by META in complying with Section 2.1 hereof, including registration and filing fees, securities exchange or market listing fees, printing expenses, fees and disbursements of counsel for META, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding any underwriting commissions, discounts and selling concessions and any stock transfer, issuance or other taxes and fees and expenses of counsel to any Holder, if any, in the case of such exclusions, relating to Registrable Shares.

“Registrable Shares” means any shares of Common Stock owned by Kutnick or by Kutnick as custodian for Kyja Kutnick, Toren G. Kutnick or Varyk G. Kutnick as of the date hereof and any additional registered or unregistered shares received by Kutnick during the period for which the effectiveness of a registration statement is required to be maintained in accordance with Article II pursuant to (i) an exercise of stock options held by Kutnick as of August 17, 2002, (ii) a receipt of a stock dividend on the Registrable Shares, or (iii) a stock split or similar recapitalization of the Common Stock pursuant to which additional shares are received in respect of Registrable Shares, provided, however, that Registrable Shares shall not include any such shares of Common Stock that as of the date of the determination may be sold without limitation pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

1.3                                 Additional Definitions.  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Recitals
Common Stock	Recitals
Effectiveness Date	1.4
Kutnick	Recitals
META	Recitals
Registration Statement	2.1
Release Agreement	1.4
Securities Act	1.2
Selling Stockholder(s)	2.1
Severance Agreement	Recitals
Termination Date	2.1

1.4                                 Effectiveness.  This Agreement shall not become effective until the date on which (i) Kutnick is no longer an employee of META or any of META’s subsidiaries, (ii) Kutnick has executed a comprehensive release agreement in a form and of a scope acceptable to META (the “Release Agreement”) and (iii) the Release Agreement has become irrevocable (the “Effectiveness Date”).  Notwithstanding the foregoing, this agreement shall not become effective if Kutnick’s employment with META is terminated at any time for “Cause” (as defined in the Severance Agreement).

ARTICLE II

REGISTRATION RIGHTS

2.1                                 Incidental Registration.  If at any time on or after the Effectiveness Date but prior to the Termination Date META proposes to register any of its Common Stock under the Securities Act for sale to the public by META in a firm commitment underwritten primary public offering (except with respect to registration statements on Forms S-4, S-8 or their then equivalents, the registration of shares to be offered solely for the account of a person or persons other than META, the registration of shares to be issued solely in connection with an acquisition of an entity or business, the registration of shares issuable solely upon the exercise of stock options, or the registration of shares issuable solely pursuant to employee benefit plans), each such time it will give written, confidential notice to each Holder of its intention so to do and such Holder hereby agrees to treat such information confidentially and not to disclose it to any person or entity until META so publicly discloses it.  Upon the written request of each Holder to register his, her or its Registrable Shares, received by META within 10 days after the giving of any such notice by META, META will use commercially reasonable efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by META (the “Registration Statement”), provided, however, that META’s obligation to register Registrable Shares pursuant to such a request shall be conditioned on the requirements that (i) such Registrable Shares represent, in the aggregate, (a) at least $500,000 (based on the proposed maximum offering price per share) and (b) not more than 15% of the proposed maximum aggregate offering price when considered together with the shares META intends to register on its behalf and on the behalf of non–Holders and (ii) META, in its sole discretion and for any reason, does not withdraw such Registration Statement.  The number of Registrable Shares to be included in any such registration may be reduced in whole or in part (prior to any reduction of the number of securities to be included in the Registration Statement held by any other persons who have contractual rights to include such securities in the Registration Statement and as who have requested the inclusion of such securities in the Registration Statement) in the managing underwriter’s sole discretion if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by META therein.  Notwithstanding the foregoing, the rights granted by META under this Section 2.1 shall terminate (the “Termination Date”) on the earlier of (i) the date which is the first anniversary of the date of effectiveness of this Agreement, (ii) the date on which META consummates one incidental registration for the benefit of any Holders (each a “Selling Stockholder” and collectively the “Selling Stockholders”) or (iii) the date on which all Registrable Shares included on a Registration Statement shall have been either transferred pursuant to such Registration Statement or are no longer Registrable Shares.  If the number of Registrable Shares to be included in such registration is reduced by 50% by the managing underwriter in accordance with this Section 2.1 or if META, in its sole discretion and for any reason, withdraws such registration, then such registration shall not count as such for the purpose of the immediately preceding sentence.

2.2                                 Further Obligations of META.  META shall also do the following:

(a)           Notify each Selling Stockholder promptly upon the effectiveness of a Registration Statement and furnish to each Selling Stockholder such copies of each preliminary and final prospectus and such other documents as each Selling Stockholder may reasonably request to facilitate the public offering of his, her or its Registrable Shares;

(b)           Use commercially reasonable efforts to register or qualify the shares covered by a Registration Statement under the applicable securities or Blue Sky laws of such jurisdictions as the managing underwriter of the offering in respect thereof may reasonably request; provided, however, that META shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such Registration Statement in any jurisdiction where it is not then so subject;

(c)           Furnish, upon request, to each Selling Stockholder a copy of all documents filed with the United States Securities and Exchange Commission in connection with any such offering of the Registrable Shares; and

(d)           Notify each Selling Stockholder on a timely basis at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the managing underwriter, prepare and furnish to the managing underwriter and each Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

2.3                                 Further Obligations of Selling Stockholders.  In connection with any registration pursuant to this Agreement in which Registrable Shares held by a Selling Stockholder are to be registered, each Selling Stockholder shall furnish to META in writing such information with respect to each Selling Stockholder and the sale or distribution of Registrable Shares by such Selling Stockholder as META requests for use in connection with any Registration Statement or prospectus or otherwise as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  Notwithstanding any other provision hereof, such provision of information shall be a condition precedent to the obligations of META pursuant to this Agreement.

2.4                                 Allocation of Expenses.  META shall pay all of the Registration Expenses incurred by META in complying with Section 2.1 of this Agreement.  In no event shall META have any obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts and selling concessions, any fees and expenses of counsel to the Selling Stockholders, if any, or stock transfer, issuance or other tax attributable to the Registrable Shares being offered and sold by any of the Selling Stockholders.

2.5                                 Underwriting Agreement.  In connection with each registration pursuant to Section 2.1, each Selling Stockholder agrees to enter into a written agreement with the underwriters provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriters, companies of META’s size and investment stature and selling stockholders that are affiliates of the issuer.  Notwithstanding any other provision hereof, such provision of information shall be a condition precedent to the obligations of META pursuant to this Agreement.

2.6                                 “Lock-Up” Agreement.  Each Selling Stockholder agrees that, in connection with any offer for sale to the public by META of any of its securities, such Selling Stockholder shall not offer, sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner any Common Stock or other securities of META held by him, her or it during the 180-day period following the effective date of any registration statement of META filed under the Securities Act in connection with such offer for sale to the public and will sign a “lock-up” agreement to such effect.  Such “lock-up” agreement shall be in writing and in form and substance reasonably satisfactory to META and the managing underwriter(s) of any such offering.  META may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 180-day period.

2.7                                 Sale or Transfer of Shares.  The Registrable Shares shall not be sold or transferred unless either (i) they shall have been registered under the Securities Act, or (ii) META shall have been furnished with an opinion of legal counsel, satisfactory to META, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

2.8                                 Transferability.  The registration rights granted in this Agreement may be assigned or transferred in connection with a sale of Registrable Shares or otherwise if (a) the assignee or transferee (i) is a transferee of Kutnick by will or the laws of descent and distribution, (ii) is a spouse or child of Kutnick, or a trust of which Kutnick or his spouse or child is the beneficiary or (iii) is a beneficiary of a trust of which Kutnick is a or the sole trustee and (b) such assignee or transferee notifies META of such assignment or transfer in writing, provides META with his, her or its name and address and the number of Registrable Shares acquired, and agrees in writing (in form and substance satisfactory to META) to be bound by the terms and conditions of this Agreement.  Except as provided in the previous sentence, the registration rights granted in this Agreement may not be assigned or transferred in connection with a sale of the Registrable Shares or otherwise.

2.9                                 Indemnification and Contribution.

(a)           In the event a Registration Statement is filed pursuant to Section 2.1, META will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities actually incurred to which such Selling Stockholder becomes subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Stockholder for a single legal counsel or other expenses reasonably incurred by such Selling Stockholders in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that META will not be liable in any such case (x) if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission so made in reliance upon or in conformity with information furnished by such Selling Stockholder for use in such Registration Statement or prospectus or (y) if in the case of a sale directly by such Selling Stockholder of Registrable Shares, such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Selling Stockholder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

(b)           In the event a Registration Statement is filed pursuant to Section 2.1, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless META, each person, if any, who controls META within the meaning of the Securities Act, each officer of META who signs the Registration Statement, each director of META, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities actually incurred to which META or such officer, director, underwriter or controlling person may become subject under the Securities Act insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse META and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Selling Stockholder will be liable hereunder in any such case (x) if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon or in conformity with information furnished by such Selling Stockholder, as such, for use in such Registration Statement or prospectus or (y) if in the case of a sale directly by such Selling Stockholder of Registrable Shares, such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Selling Stockholder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws, and provided, further, however, that the liability of each Selling Stockholder hereunder shall be limited to the net proceeds received by such Selling Stockholder from the sale of Registrable Shares covered by such Registration Statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.9 if and to the extent the indemnifying party is prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of a single such separate counsel and other reasonably incurred expenses related to such participation to be reimbursed by the indemnifying party as incurred.  No indemnified party shall settle, compromise or consent to the entry of a judgment in any pending or threatened action, suit, proceeding or other claim for which recovery may be available under this Section 2.9 without the prior written consent of the indemnifying party.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Selling Stockholder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9  provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such Selling Stockholder in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, META and such Selling Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Selling Stockholder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by a Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and META is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Selling Stockholder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.  The Company and each Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.9.

ARTICLE III

MISCELLANEOUS

3.1                                 Termination. The registration rights set forth in this Agreement shall terminate as set forth in Section 2.1 or if Kutnick breaches his obligations under the Severance Agreement or “Noncompetition Agreement” (as such term is defined in the Severance Agreement), and the other terms and provisions hereof shall survive indefinitely.

3.2                                 Law Governing.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles or rules of conflicts of laws to the extent that such principles or rules would require or permit the application of the laws of another jurisdiction.

3.3                                 Amendment; Waiver.  This Agreement may be amended, and any provision hereof may be waived, only with the written consent of META and Dale Kutnick, or as to another Holder, such Holder.

3.4                                 Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

3.5                                 Notices.  All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to META, to:

META Group, Inc.

208 Harbor Drive

P.O. Box 120061

Stamford, CT  06912-0061

Attention:  Chief Financial Officer

Telecopy:  (203) 973-6921

with a copy to:

Mark J. Macenka, Esq.

Testa, Hurwitz & Thibeault, LLP

125 High Street

Boston, MA 02110

Telecopy: (617) 248-7100

If to Kutnick:

Dale Kutnick

23 Sherman Turnpike

Redding, CT 06875

If to a Holder other than Dale Kutnick, to such Holder’s address as set forth in the records of META.

Whenever notice is required to be given under the terms of this Agreement, it shall be deemed delivered at the earlier of (i) the time it is sent by the sender if sent via telecopy or certified or registered mail, return receipt requested, postage prepaid, addressed to the party for whom intended at the telecopy number or address identified above (or such other telecopy number or address as either party may designate in writing to the other pursuant to this paragraph) or (ii) the time it is actually received by the party for whom it is intended.

3.6                                 Invalidity of Provisions.  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

3.7                                 Counterparts; Facsimile Signatures.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  For the purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document.

3.8                                 Integration.  This Agreement contains the entire agreement between the parties hereto as to the subject matter hereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

META GROUP, INC.

By:	/s/ Michael Simmons
Name:	Michael Simmons
Title:	Compensation Committee Chairman

/s/ Dale Kutnick
Dale Kutnick

/s/ Dale Kutnick
Dale Kutnick
As custodian for Kyja Kutnick

/s/ Dale Kutnick
Dale Kutnick
As custodian for Toren G. Kutnick

/s/ Dale Kutnick
Dale Kutnick
As custodian for Varyk G. Kutnick

Exhibit D

FORM OF RELEASE

This Release (the “Agreement”) is hereby made by [EMPLOYEE] to the Company.  References to the “Company” shall refer to META Group, Inc.

1.                                      Employment Status and Final Payments:

(a)                                  I understand that my separation from employment with the Company will be effective as of [insert separation date] (the “Termination Date”).  As of the Termination Date, I understand my salary will cease, and any entitlement I have or might have under a Company-provided benefit plan, program, contract or practice (the “Plans”) will terminate, except as required by the Plans, federal or state law, or as otherwise described below.

(b)                                 The Termination Date shall be the date of the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and I understand that the Company will present me with information on COBRA under separate cover.

2.                                      Consideration:  This Agreement is made by me in exchange for, and in consideration of the Severance Benefits set forth in Section 5 of the Severance Agreement between the Company and me, dated as of July 31, 2002 (the “Severance Agreement”).

3.                                      Release:

(a)           In exchange for the amounts described in Section 2, which are in addition to anything of value to which I am entitled to receive, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, me and my representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise, discharge, indemnify and hold harmless the Company Releasees (defined to include the Company and/or any of its parents, subsidiaries or affiliates, predecessors, successors or assigns, and its and their respective current and/or former partners, directors, shareholders/stockholders, officers, employees, attorneys and/or agents, all both individually and in their official capacities), from any and all actions or causes of action, suits, claims, complaints, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, suspected or unsuspected, that I may have or have had against the Company Releasees relating to or arising out of my employment, change in employment status and/or the termination of my employment with the Company and arising from conduct occurring up to and through the date of this Agreement (“Claims”).  This release is intended by me to act as a full and total release of any Claims, whether specifically enumerated herein or not, including, but not limited to, any Claims arising from any federal, state or local law, regulation or constitution dealing with either employment, employment benefits or employment discrimination, except this release shall not waive any Claims I may have:  (i) arising after the date I sign this Agreement; (ii) for accrued employee benefits under the Plans and accrued and unpaid salary and expense reimbursement, in each case as of the date of this Agreement; (iii) relating to my rights as a stockholder or security holder of the Company; (iv)

relating to any indemnification rights pursuant to the Company’s charter, certificate of incorporation, by-laws or directors’ and officers’ insurance policies or otherwise; or (v) pursuant to the Severance Agreement.

(b)           Listed below, by way of example only, are statutes and laws under which I waive, and will not bring any, Claim, except as otherwise provided in subsections (i)-(v) of Section 3(a) hereof.  The Claims so released or acknowledged not to exist include, but are not limited to, any alleged violation of:

The National Labor Relations Act, as amended;

Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq.;

Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

The Employee Retirement Income Security Act of 1974, as amended, 29 U.S. C. 1001 et seq.;

The Immigration Reform Control Act, as amended;

The Americans with Disabilities Act of 1990;

The Fair Labor Standards Act, as amended;

The Occupational Safety and Health Act, as amended;

The Family and Medical Leave Act of 1993;

The Consolidated Omnibus Budget Reconciliation Act, as amended;

The laws of the State of Connecticut relating to family and medical leave, discrimination on the basis of race, color, religion, creed, sex, sex harassment, sexual orientation, marital status, national origin, ancestry, handicap, disability, veteran’s status, alienage, blindness, present or past history of mental disorders or physical disability, candidacy for or activity in a general assembly or other public office, constitutionally protected acts of speech, whistleblower status, use of tobacco products outside course of employment, membership in any organization engaged in civil defense, veteran’s status or any military service or application for military service and any claim for retaliation for asserting Worker’s Compensation rights as well as wrongful termination or breach of any express or implied employment contract.

The laws of the State of Connecticut relating to Workers’ Compensation;

The laws of the State of Connecticut relating to the payment of wages;

Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

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Any public policy, contract, tort, or other common law cause of action, including but not limited to breach of contract, intentional or negligent infliction of emotional distress, negligent misrepresentation, intentional misrepresentation, fraud, defamation, wrongful discharge;

Any claim for breach of the Severance Agreement arising through the date I execute this Agreement; or

Any allegation for costs, fees, or other expenses, including attorneys’ fees, incurred in any such matter.

4.                                      Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967.  Since I am 40 years of age or older, I have been informed that I have or might have specific rights and/or Claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) and I agree that:

(a)           In consideration for the amounts described in Section 2, which I am not otherwise entitled to receive, I specifically waive such rights and/or Claims under the ADEA to the extent that such rights and/or Claims arose prior to or on the date this Agreement was executed;

(b)           I understand that rights or Claims under the ADEA which may arise after the date this Agreement is executed are not waived by me;

(c)           I acknowledge that I have been advised of my right to consult with my counsel of choice prior to executing this Agreement and I have not been subject to any undue or improper influence interfering with the exercise of my free will in deciding whether to consult with counsel;

(d)           I further acknowledge that I have been informed that I have at least 21 days within which to consider the terms of this Agreement and to consult with or seek advice from an attorney or any other person of my choosing;

(e)           I have carefully read and fully understand all of the provisions of this Agreement, and I knowingly and voluntarily agree to all of the terms set forth in this Agreement; and

(f)            I agree that any revisions to this Agreement will not affect or extend the calculation of the 21-day period provided in Section (d) above.

5.                                      Accord and Satisfaction:  The amounts set forth above in Sections 1 and 2 shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all Claims (except those set forth in subsections (i)-(v) of Section 3(a) and except for any earned but unpaid compensation payable to me under the Severance Agreement after the date hereof) of the Company Releasees to me, including, without limitation, all claims for back wages, salary, vacation pay, draws, incentive pay, bonuses, stock and stock options, commissions, severance pay, reimbursement of expenses, any and all other forms of compensation or benefits, attorney’s fees, or other costs or sums.

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6.                                      Company Files, Documents and Other Property:  I agree that on the Termination Date I will return to the Company all Company property and materials, including but not limited to, (if applicable) personal computers, laptops, fax machines, scanners, copiers, cellular phones, Company credit cards and telephone charge cards, manuals, building keys and passes, courtesy parking passes, diskettes, intangible information stored on diskettes, software programs and data compiled with the use of those programs, software passwords or codes, tangible copies of trade secrets and confidential information, sales forecasts, names and addresses of Company customers and potential customers, customer lists, customer contacts, sales information, sales forecasts, memoranda, sales brochures, business or marketing plans, reports, projections, and any and all other information or property previously or currently held or used by me that is or was related to my employment with the Company (“Company Property”).  I agree that in the event that I discover any other Company Property in my possession after the Termination Date of this Agreement I will immediately return such materials to the Company.

7.                                      Future Conduct:  Nothing herein shall prohibit or bar me from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided, however, that in providing such testimony or making such disclosures or communications, I will use my best efforts to ensure that this Section is complied with to the maximum extent possible.  Notwithstanding the foregoing, nothing in this Agreement shall bar or prohibit me from contacting, seeking assistance from or participating in any proceeding before any federal or state administrative agency to the extent permitted by applicable federal, state and/or local law.

8.                                      Representations and Governing Law:

(a)       This Agreement, the Noncompetition Agreement (as defined in the Severance Agreement), the Severance Agreement, the Option Amendment Agreement(s) (as defined in the Severance Agreement), all of my option agreements and the Registration Rights Agreement (as defined in the Severance Agreement) set forth the complete and sole agreement by or between me and the Company concerning the subject matter hereof and thereof.  If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part.  To this extent, the provisions and parts thereof of this Agreement are declared to be severable.  Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise.  The language of all parts of this Agreement shall in all cases be construed according to its fair meaning.

(b)       This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between me and the Company) shall be governed by and construed in accordance with the laws of the State of Connecticut and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Connecticut, without giving effect to the principles of conflicts of laws of such state.

(c)       I may not assign any of my rights or delegate any of my duties under this Agreement.  The rights of the Company shall inure to the benefit of the Company’s successors and assigns.  The Company may not assign any rights under this Agreement except to a person or entity that is an

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assignee or successor to its business by merger, sale of all or substantially all of its assets, or otherwise.

9.                                      Effective Date.  I may revoke this Agreement during the period of seven (7) days following its execution by me and this Agreement shall not become effective or enforceable, and no payments will be made pursuant to Section 2, until the revocation period has expired..

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Executed this    day of                , 200 .

I REPRESENT THAT I HAVE READ THE FOREGOING AGREEMENT, THAT I FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND THAT I AM KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME.  IN ENTERING INTO THIS AGREEMENT, I DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS REPRESENTATIVES WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

[EMPLOYEE]

Date:

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SIGN BELOW IF YOU DO NOT WISH TO USE

THE FULL 21-DAY REVIEW PERIOD.

I acknowledge that I was informed and understand that I have at least 21 days within which to consider the attached Release, have been advised of my right to consult with an attorney regarding such agreement and have considered carefully every provision of the Release, and that after having reviewed the Release, I prefer to and have requested that I enter into the Release prior to the expiration of the 21-day period.

Dated

Employee

Dated:

Witness

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